Exhibit 1(j)

                     Merrill Lynch Municipal Bond fund, Inc.

                             Articles Supplementary

      Merrill Lynch Municipal Bond Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation as follows:

First: The Corporation is an open-end company registered as such under the Investment Company Act of 1940 with authority to issue capital stock as follows:

                                                                 Number of
         Series                                              Authorized Shares
         ------                                              -----------------
Insured Portfolio Series Common Stock
         Class A                                                375,000,000
         Class B                                                375,000,000

High Yield Portfolio Series Common Stock
         Class A                                                375,000,000
         Class B                                                375,000,000

Limited Maturity Portfolio Series Common Stock                  300,000,000

Second: The board of Directors of the Corporation, acting pursuant to authority contained in the Corporation's Charter, hereby classifies 150,000,000 shares of the unissued shares of Limited Maturity Portfolio Series Common Stock as "Class B Limited Maturity Portfolio Series Common Stock" which shall have the powers, preferences, and voting or other special rights, and the qualifications, restrictions and limitations set forth in the Corporation's Charter, as amended, and as required by the Investment Company Act of 1940.

Third: To avoid confusion, all other shares of the Limited Maturity Portfolio Series Common Stock other than those described in Article Second hereof, shall be referred to as "Class A Limited Maturity Portfolio Series Common Stock." This is intended for purposes of identification and effects no substantive change, and shall apply both to issued and unissued shares of said Class A Limited Maturity Portfolio Series Common Stock.

Fourth:  No other change is intended or effected.

      In  Witness   Whereof,   the   Corporation   has  caused  these   Articles
Supplementary to be executed in its name and on its behalf by its Vice President and attested by its Secretary as of the 21st day of June, 1991.

                                              MERRILL LYNCH MUNICIPAL BOND
                                              FUND, INC.


                                              By: /s/ Vincent Giordano
                                                  ----------------------------
                                                  Vincent Giordano
                                                  Vice President
ATTEST:


/s/ Mark B. Goldfus
---------------------------------
Mark B. Goldfus
Secretary

      The undersigned, Vice President of Merrill Lynch Municipal Bond Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                              By: /s/ Vincent Giordano
                                                  ----------------------------
                                                  Vincent Giordano
                                                  Vice President


                                        2